Exhibit 99.1

Investors & Reporters May Contact:
Joe Sorice
Sr. Manager, Investor Relations
(770) 418-8211
ir@asburyauto.com

Asbury Automotive Group Reports First Quarter Results
•Revenue of $4.1 billion
•Gross Profit of $724 million
•All-time record Parts & Service gross profit of $343 million
•Third quarter of sequential improvement in same store Used Retail gross profit per unit
•Net income of $132 million; adjusted net income, a non-GAAP measure, of $134 million
•EPS of $6.71 per diluted share; adjusted EPS, a non-GAAP measure, of $6.82 per diluted share
•Announced definitive agreement to acquire The Herb Chambers Automotive Group, the sixteenth largest privately-owned dealership group based on 2024 revenue, with approximately $3 billion in annual revenue

DULUTH, GA. (April 29, 2025) — Asbury Automotive Group, Inc. (NYSE: ABG) (the “Company”), one of the largest automotive retail and service companies in the U.S., reported first quarter 2025 net income of $132 million ($6.71 per diluted share), a decrease of 10% from $147 million ($7.21 per diluted share) in first quarter 2024. The Company reported first quarter 2025 adjusted net income, a non-GAAP measure, of $134 million ($6.82 per diluted share), a decrease of 9% from $147 million ($7.21 per diluted share) in first quarter 2024. During the full year 2024, the Company completed six divestitures that contributed estimated annualized revenue of $225 million. During the first quarter of 2025, the Company completed two divestitures that contributed estimated annualized revenue of $79 million.
“First quarter 2025 results highlighted the resiliency of our business and the focus of our team members as we delivered strong results against the backdrop of tariff uncertainty and unique weather challenges impacting many of our markets,” said David Hult, Asbury’s President and Chief Executive Officer. “The business continues to deliver and our commitment to strategic growth remains steadfast as we look forward to welcoming The Herb Chambers Automotive Group into the Asbury family.”
The financial measures discussed below include both GAAP and adjusted (non-GAAP) financial measures. Please see “Non-GAAP Financial Disclosure and Reconciliation, Same Store Data and Other Data” and the reconciliations for non-GAAP metrics used herein.
Adjusted net income for first quarter 2025 excludes, net of tax, $11 million of non-cash asset impairments ($0.54 per diluted share), $7 million of cyber insurance recovery proceeds ($0.38 per diluted share), $3 million related to gain on divestitures ($0.16 per diluted share) and $2 million of professional fees related to the pending acquisition of The Herb Chambers Automotive Group ($0.11 per diluted share).
There were no non-GAAP adjustments for the first quarter 2024.

First Quarter 2025 Operational Summary
Total Company vs. 1st Quarter 2024:
•Revenue of $4.1 billion, decrease of 1%
•    Gross profit of $724 million, decrease of 3%
•    Gross margin decreased 40 bps to 17.5%
•    New vehicle unit volume increase of 2%; new vehicle revenue increase of 4%; new vehicle gross profit decrease of 12%
•    Used vehicle retail unit volume decrease of 10%; used vehicle retail revenue decrease of 9%; used vehicle retail gross profit decrease of 14%
•    Finance and insurance (F&I) per vehicle retailed (PVR) of $2,261, flat to prior year
•    Parts and service revenue was flat to prior year; gross profit increase of 3%
•    Selling, General and Administrative expenses (SG&A) as a percentage of gross profit of 63.0%
•    Adjusted SG&A as a percentage of gross profit of 64.0%
•    Operating margin of 5.6%
•    Adjusted operating margin of 5.8%

Same Store vs. 1st Quarter 2024:
•Revenue of $4.1 billion, increase of 1%
•    Gross profit of $724 million, decrease of 2%
•    Gross margin decreased 43 bps to 17.5%
•    New vehicle unit volume increase of 4%; new vehicle revenue increase of 6%; new vehicle gross profit decrease of 11%
•    Used vehicle retail unit volume decrease of 8%; used vehicle retail revenue decrease of 8%; used vehicle retail gross profit decrease of 13%
•    F&I PVR of $2,263, flat to prior year
•    Parts and service revenue increase of 2%; gross profit increase of 5%
•    SG&A as a percentage of gross profit of 62.9%
•    Adjusted SG&A as a percentage of gross profit of 63.9%
•    Operating margin of 5.7%
•    Adjusted operating margin of 5.8%

Liquidity and Leverage
As of March 31, 2025, the Company had cash and floorplan offset accounts of $204 million (which excludes $37 million of cash at Total Care Auto, Powered by Landcar) and availability under the used vehicle floorplan line and revolver of $760 million for a total of $964 million in liquidity. The Company’s transaction adjusted net leverage ratio, which is calculated as set forth in our credit facility, was 2.75x at quarter end.

Earnings Call
Additional commentary regarding the fourth quarter results will be provided during the earnings conference call on Tuesday, April 29, 2025, at 10:00 a.m. ET.
The conference call will be simulcast live on the internet. The webcast, together with supplemental materials, and can be accessed by logging onto https://investors.asburyauto.com. A replay and the accompanying materials will be available on this site for at least 30 days.
In addition, live audio will be accessible to the public. Participants may enter the conference call five to ten minutes prior to the scheduled start of the call by dialing:

Domestic:	(877) 407-2988
International:	+1 (201) 389-0923
Passcode:	13753098
About Asbury Automotive Group, Inc.
Asbury Automotive Group, Inc. (NYSE: ABG), a Fortune 500 company headquartered in Duluth, GA, is one of the largest automotive retailers in the U.S. In late 2020, Asbury embarked on a multi-year plan to increase revenue and profitability strategically through organic operations, acquisitive growth and innovative technologies, with its guest-centric approach as Asbury’s constant North Star. As of March 31, 2025, Asbury operated 150 new vehicle dealerships, consisting of 196 franchises and representing 31 domestic and foreign brands of vehicles. Asbury also operates Total Care Auto, Powered by Landcar, a leading provider of service contracts and other vehicle protection products, and 37 collision repair centers. Asbury offers an extensive range of automotive products and services, including new and used vehicles; parts and service, which includes vehicle repair and maintenance services, replacement parts and collision repair services; and finance and insurance products, including arranging vehicle financing through third parties and aftermarket products, such as extended service contracts, guaranteed asset protection debt cancellation, and prepaid maintenance. Asbury is recognized as one of America’s Fastest Growing Companies 2024 by the Financial Times and the Company is listed in World’s Most Trustworthy Companies 2024 by Newsweek.
For additional information, visit www.asburyauto.com.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans, objectives, beliefs, expectations and assumptions, projections regarding Asbury's financial position, liquidity, results of operations, cash flows, leverage, market position, the timing and amount of any stock repurchases, and dealership portfolio, revenue enhancement strategies, operational improvements, projections regarding the expected benefits of Clicklane, management’s plans, projections and objectives for future operations, scale and performance, integration plans and expected synergies from acquisitions, capital allocation strategy, business strategy. These statements are based on management's current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, adverse outcomes with respect to current and future litigation and other proceedings; our inability to realize the benefits expected from recently completed transactions; our inability to promptly and effectively integrate completed transactions and the diversion of management’s attention from ongoing business and regular business responsibilities; our inability to complete future acquisitions or divestitures and the risks resulting therefrom; any supply chain disruptions impacting our industry and business; market factors and changes thereto, including changes related to trade; Asbury's relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, including in response to the imposition of tariffs; acts of God and other natural disasters, including hurricanes; acts of war or similar incidents; the shortage of automotive parts and components, which may adversely impact supply from vehicle manufacturers and/or present retail sales challenges; risks associated with Asbury's indebtedness and our ability to comply with applicable covenants in our various financing agreements, or to obtain waivers of these covenants as necessary; risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally; governmental regulations and legislation, including changes in automotive state franchise laws and tariffs; our ability to execute our strategic and operational strategies and initiatives, including Asbury’s five-year strategic plan; our ability to leverage gains from Asbury’s dealership portfolio; our ability to capitalize on opportunities to repurchase Asbury’s debt and equity securities or purchase properties that Asbury currently leases; and our ability to stay within Asbury’s targeted range for capital expenditures. There can be no guarantees that Asbury's plans for future operations will be successfully implemented or that they will prove to be commercially successful.
These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in Asbury's filings with the U.S. Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Disclosure and Reconciliation, Same Store Data and Other Data
In addition to evaluating the financial condition and results of our operations in accordance with GAAP, from time to time management evaluates and analyzes results and any impact on the Company of strategic decisions and actions relating to, among other things, cost reduction, growth, and profitability improvement initiatives, and other events outside of normal or "core" business and operations, by considering certain alternative financial measures not prepared in accordance with GAAP. These measures include "Adjusted income from operations," "Adjusted net income," "Adjusted operating margins," "Adjusted EBITDA," "Adjusted diluted earnings per share ("EPS")," "Adjusted SG&A," "Adjusted operating cash flow," "Transaction adjusted EBITDA" and "Transaction adjusted net leverage ratio." Further, management assesses the organic growth of our revenue and gross profit on a same store basis. We believe that our assessment on a same store basis represents an important indicator of comparative financial performance and provides relevant information to assess our performance at our existing locations.
Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not be comparable to similarly titled measures used by other companies. As a result, any non-GAAP financial measures considered and evaluated by management are reviewed in conjunction with a review of the most directly comparable measures calculated in accordance with GAAP. Management cautions investors not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. In their evaluation of results from time to time, management excludes items that do not arise directly from core operations or are otherwise of an unusual or non-recurring nature. Because these non-core, unusual or non-recurring charges and gains materially affect Asbury’s financial condition or results in the specific period in which they are recognized, management also evaluates and makes resource allocation and performance evaluation decisions based on the related non-GAAP measures excluding such items. In addition to using such non-GAAP measures to evaluate results in a specific period, management believes that such measures may provide more complete and consistent comparisons of operational performance on a period-over-period historical basis and a better indication of expected future trends. Management discloses these non-GAAP measures, and the related reconciliations, because it believes investors use these metrics in evaluating longer-term period-over-period performance, and to allow investors to better understand and evaluate the information used by management to assess operating performance.
Due to the significant effects that dealership acquisitions and divestitures have on our results of operations, and in order to provide more meaningful comparisons, we present herein "Transaction adjusted EBITDA" and "Transaction adjusted net leverage ratio" (collectively, the "Transaction Adjusted Metrics"), which reflect the effects of the dealership acquisitions and divestitures, if any, as if they had occurred on the first day of the last twelve-month periods being presented. For acquisitions, the pre-acquisition period amount being included in Transaction adjusted EBITDA is determined by pro-rating the forecasted adjusted EBITDA for the year following the acquisition. For divestitures, including divestitures due to requirements in connection with an acquisition, the adjusted EBITDA associated with the divestiture(s) is excluded from Transaction adjusted EBITDA. We believe the Transaction Adjusted Metrics provide relevant information to assess our performance at our existing dealership locations for the last twelve-month periods being presented.
The Transaction Adjusted Metrics do not include any adjustments for other events attributable to the dealership acquisitions or divestitures unless otherwise described. We cannot assure you that such financial information would not be materially different if such information were audited or that our actual results would not differ materially from the Transaction Adjusted Metrics if the dealership acquisitions or divestitures had been completed as of the beginning of the last twelve-month periods being presented.
Same store amounts consist of information from dealerships for identical months in each comparative period, commencing with the first month we owned the dealership. Additionally, amounts related to divested dealerships are excluded from each comparative period.

Amounts presented herein have been calculated using non-rounded amounts for all periods presented and therefore certain amounts may not compute or tie to prior presentation due to rounding.

ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME (In millions, except per share data)
(Unaudited)

	For the Three Months Ended March 31,		% Change
	2025	2024
REVENUE:
New vehicle	$2,138.1	$2,064.3	4%
Used vehicle:
Retail	1,078.9	1,191.4	(9)%
Wholesale	156.9	165.5	(5)%
Total used vehicle	1,235.8	1,356.9	(9)%
Parts and service	587.6	590.4	NM
Finance and insurance, net	187.0	189.7	(1)%
TOTAL REVENUE	4,148.5	4,201.2	(1)%
COST OF SALES:
New vehicle	1,995.0	1,901.4	5%
Used vehicle:
Retail	1,022.7	1,126.4	(9)%
Wholesale	148.5	158.6	(6)%
Total used vehicle	1,171.3	1,285.0	(9)%
Parts and service	244.9	256.2	(4)%
Finance and insurance	13.1	8.6	52%
TOTAL COST OF SALES	3,424.3	3,451.2	(1)%
GROSS PROFIT	724.2	750.0	(3)%
OPERATING EXPENSES:
Selling, general and administrative	456.4	468.6	(3)%
Depreciation and amortization	19.2	18.7	3%
Asset impairments	14.3	—	NM
INCOME FROM OPERATIONS	234.3	262.8	(11)%
OTHER EXPENSES:
Floor plan interest expense	20.7	22.8	(9)%
Other interest expense, net	42.3	44.1	(4)%
Gain on dealership divestitures, net	(4.1)	—	NM
Total other expenses, net	58.9	66.9	(12)%
INCOME BEFORE INCOME TAXES	175.4	195.8	(10)%
Income tax expense	43.3	48.8	(11)%
NET INCOME	$132.1	$147.1	(10)%
EARNINGS PER SHARE:
Basic—
Net income	$6.73	$7.24	(7)%
Diluted—
Net income	$6.71	$7.21	(7)%
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	19.6	20.3
Performance share units	0.1	0.1
Diluted	19.7	20.4
______________________________
NM—Not Meaningful

ASBURY AUTOMOTIVE GROUP, INC.
Additional Disclosures-Consolidated (In millions)
(Unaudited)

	March 31, 2025	December 31, 2024	Increase (Decrease)	% Change
SELECTED BALANCE SHEET DATA
Cash and cash equivalents	$124.6	$69.4	$55.2	80%
Inventory, net (a)	1,822.4	1,978.8	(156.4)	(8)%
Total current assets	3,247.1	3,137.9	109.2	3%
Floor plan notes payable	1,463.4	1,694.7	(231.3)	(14)%
Total current liabilities	2,607.6	2,836.3	(228.7)	(8)%
CAPITALIZATION:
Long-term debt (including current portion)	$3,128.5	$3,138.6	$(10.1)	NM
Shareholders' equity	3,623.5	3,502.1	121.4	3%
Total	$6,752.0	$6,640.7	$111.3	2%
_____________________________
(a) Excluding $75.3 million and $58.7 million of inventory classified as assets held for sale as of March 31, 2025 and December 31, 2024, respectively.

	March 31, 2025	December 31, 2024	March 31, 2024
Days Supply
New vehicle inventory	44	49	54
Used vehicle inventory	31	37	27
_____________________________
Days supply of inventory is calculated based on new and used inventory, in units, at the end of each reporting period and a 30-day historical unit sales.

Brand Mix - New Vehicle Revenue by Brand

	For the Three Months Ended March 31,
	2025	2024
Luxury
Lexus	10%	11%
Mercedes-Benz	7%	8%
BMW	3%	3%
Land Rover	2%	2%
Porsche	2%	1%
Other luxury	6%	5%
Total luxury	30%	29%
Imports
Toyota	20%	20%
Honda	9%	9%
Hyundai	5%	4%
Kia	2%	2%
Subaru	2%	2%
Other imports	3%	4%
Total imports	41%	41%
Domestic
Ford	13%	12%
Chrysler, Dodge, Jeep, Ram	9%	10%
Chevrolet, Buick, GMC	7%	7%
Total domestic	30%	30%
Total New Vehicle Revenue	100%	100%

	For the Three Months Ended March 31,
	2025	2024
Revenue mix
New vehicle	51.5%	49.1%
Used vehicle retail	26.0%	28.4%
Used vehicle wholesale	3.8%	3.9%
Parts and service	14.2%	14.1%
Finance and insurance, net	4.5%	4.5%
Total revenue	100.0%	100.0%
Gross profit mix
New vehicle	19.8%	21.7%
Used vehicle retail	7.8%	8.7%
Used vehicle wholesale	1.2%	0.9%
Parts and service	47.3%	44.6%
Finance and insurance, net	24.0%	24.2%
Total gross profit	100.0%	100.0%

ASBURY AUTOMOTIVE GROUP, INC.
OPERATING HIGHLIGHTS-CONSOLIDATED (In millions)
(Unaudited)

	For the Three Months Ended March 31,		% Change
	2025	2024
Revenue
New vehicle	$2,138.1	$2,064.3	4%
Used vehicle:
Retail	1,078.9	1,191.4	(9)%
Wholesale	156.9	165.5	(5)%
Total used vehicle	1,235.8	1,356.9	(9)%
Parts and service	587.6	590.4	NM
Finance and insurance, net	187.0	189.7	(1)%
Total revenue	$4,148.5	$4,201.2	(1)%
Gross profit
New vehicle	$143.1	$162.8	(12)%
Used vehicle:
Retail	56.2	65.0	(14)%
Wholesale	8.4	6.9	21%
Total used vehicle	64.5	71.9	(10)%
Parts and service	342.7	334.1	3%
Finance and insurance, net	173.9	181.1	(4)%
Total gross profit	$724.2	$750.0	(3)%
Unit sales
New vehicle:
Luxury	8,694	8,578	1%
Import	21,697	21,487	1%
Domestic	11,105	10,612	5%
Total new vehicle	41,496	40,677	2%
Used vehicle retail	35,415	39,489	(10)%
Used to new ratio	85.3%	97.1%
Average selling price
New vehicle	$51,525	$50,747	2%
Used vehicle retail	$30,465	$30,169	1%
Average gross profit per unit
New vehicle:
Luxury	$6,864	$7,215	(5)%
Import	2,412	2,826	(15)%
Domestic	2,798	3,789	(26)%
Total new vehicle	3,448	4,003	(14)%
Used vehicle retail	1,587	1,646	(4)%
Finance and insurance	2,261	2,259	NM
Front end yield (1)	4,852	5,101	(5)%
Gross margin
Total new vehicle	6.7%	7.9%	(120) bps
Used vehicle retail	5.2%	5.5%	(25) bps
Parts and service	58.3%	56.6%	172 bps
Total gross profit margin	17.5%	17.9%	(40) bps
Operating expenses
Selling, general and administrative	$456.4	$468.6	(3)%
Adjusted selling, general and administrative	$463.5	$468.6	(1)%
SG&A as a % of gross profit	63.0%	62.5%	54 bps
Adjusted SG&A as a % of gross profit	64.0%	62.5%	153 bps
Income from operations as a % of revenue	5.6%	6.3%	(61) bps
Income from operations as a % of gross profit	32.4%	35.0%	(268) bps
Adjusted income from operations as a % of revenue	5.8%	6.3%	(43) bps
Adjusted income from operations as a % of gross profit	33.3%	35.0%	(169) bps
_____________________________
(1) Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
SAME STORE OPERATING HIGHLIGHTS-CONSOLIDATED (In millions)
(Unaudited)

	For the Three Months Ended March 31,		% Change
	2025	2024
Revenue
New vehicle	$2,137.8	$2,024.4	6%
Used vehicle:
Retail	1,078.9	1,166.4	(8)%
Wholesale	156.9	162.8	(4)%
Total used vehicle	1,235.8	1,329.2	(7)%
Parts and service	587.5	578.8	2%
Finance and insurance, net	187.0	186.5	NM
Total revenue	$4,148.1	$4,118.8	1%
Gross profit
New vehicle	$143.1	$160.3	(11)%
Used vehicle:
Retail	56.2	64.3	(13)%
Wholesale	8.4	6.7	25%
Total used vehicle	64.6	71.0	(9)%
Parts and service	342.6	327.7	5%
Finance and insurance, net	174.0	177.9	(2)%
Total gross profit	$724.2	$736.9	(2)%
Unit sales
New vehicle:
Luxury	8,694	8,415	3%
Import	21,688	20,796	4%
Domestic	11,105	10,538	5%
Total new vehicle	41,487	39,749	4%
Used vehicle retail	35,414	38,500	(8)%
Used to new ratio	85.4%	96.9%
Average selling price
New vehicle	$51,528	$50,929	1%
Used vehicle retail	$30,465	$30,296	1%
Average gross profit per unit
New vehicle:
Luxury	$6,864	$7,213	(5)%
Import	2,413	2,860	(16)%
Domestic	2,797	3,807	(27)%
Total new vehicle	3,449	4,033	(14)%
Used vehicle retail	1,587	1,670	(5)%
Finance and insurance	2,263	2,273	NM
Front end yield (1)	4,854	5,144	(6)%
Gross margin
Total new vehicle	6.7%	7.9%	(123) bps
Used vehicle retail	5.2%	5.5%	(30) bps
Parts and service	58.3%	56.6%	170 bps
Total gross profit margin	17.5%	17.9%	(43) bps
Operating expenses
Selling, general and administrative	$455.9	$458.6	(1)%
Adjusted selling, general and administrative	$463.0	$458.6	1%
SG&A as a % of gross profit	62.9%	62.2%	71 bps
Adjusted SG&A as a % of gross profit	63.9%	62.2%	169 bps
_____________________________
(1)Front end yield is calculated as gross profit from new vehicles, used retail vehicles and finance and insurance (net), divided by combined new and used retail unit sales.

ASBURY AUTOMOTIVE GROUP, INC.
SEGMENT REPORTING (Unaudited)

	For the Three Months Ended			For the Three Months Ended
	March 31, 2025			March 31, 2024
	Dealerships	TCA	Total	Dealerships	TCA	Total
	(In millions)
Revenue from external customers	$4,064.4	$84.1	$4,148.5	$4,127.1	$74.1	$4,201.2
Intersegment revenue	62.4	—	62.4	54.8	—	54.8
	$4,126.8	$84.1	$4,210.9	$4,182.0	$74.1	$4,256.1
Reconciliation of revenue
Elimination of inter-segment revenue			(62.4)			(54.8)
Total consolidated revenue			$4,148.5			$4,201.2

Less:
Cost of sales
New vehicle	1,995.0	—		1,901.4	—
Used vehicle	1,171.3	—		1,285.0	—
Parts and service	254.2	—		260.8	—
Finance and insurance	—	61.0		—	53.0
Selling, general and administrative expenses
Personnel costs	309.1	—		316.5	—
Rent and related expenses	21.2	—		29.7	—
Advertising	15.2	—		16.4	—
Other selling, general and administrative expense	112.5	—		110.3	—
Other segment items	—	1.9		—	1.8
Depreciation and amortization	19.2	0.1		18.6	0.1
Floor plan interest expense	20.7	—		22.8	—
Segment operating income	$208.5	$21.1	$229.6	$220.5	$19.2	$239.7

Reconciliation of segment operating income
Intersegment eliminations
Total intersegment revenue eliminations			(62.4)			(54.8)
Total intersegment cost of sales eliminations			57.2			49.0
Deferral of SG&A expense (related to capitalized contract costs offset by amortization)			3.5			6.1
Total intersegment eliminations			(1.6)			0.2
Asset impairments			(14.3)			—
Other interest expense, net			(42.3)			(44.1)
Gain on dealership divestitures, net			4.1			—
Income before income taxes			$175.4			$195.8

ASBURY AUTOMOTIVE GROUP, INC.
Supplemental Disclosures
(Unaudited)

The following tables provide reconciliations for our non-GAAP metrics:

	For the Three Months Ended		For the Twelve Months Ended
	March 31, 2025	March 31, 2024	March 31, 2025	December 31, 2024
	(Dollars in millions)
Adjusted leverage ratio:
Long-term debt			$3,128.5	$3,138.6
Cash and floor plan offset			(241.2)	(186.1)
TCA cash			37.2	30.5
Availability under our used vehicle floor plan facility			(273.7)	(186.1)
Adjusted long-term net debt			$2,650.7	$2,796.9

Calculation of earnings before interest, taxes, depreciation and amortization ("EBITDA"):
Net income	$132.1	$147.1	$415.4	$430.3

Depreciation and amortization	19.2	18.7	75.6	75.0
Income tax expense	43.3	48.8	139.5	145.0
Swap and other interest expense	42.4	44.1	177.5	179.3
Earnings before interest, taxes, depreciation and amortization ("EBITDA")	$237.0	$258.6	$808.0	$829.6

Non-core items - expense (income):
Gain on dealership divestitures, net	$(4.1)	$—	$(12.7)	$(8.6)
Proceeds from franchise termination	—	—	(1.9)	(1.9)
Asset impairments	14.3	—	163.8	149.5
Hail damage	—	—	7.1	7.1
Hurricane Milton losses	—	—	6.4	6.4
Insurance recovery	(10.0)	—	(10.0)	—
Professional fees associated with acquisition	2.8	—	2.8	—
Total non-core items	3.0	—	155.4	152.4

Adjusted EBITDA	$240.0	$258.6	$963.4	$982.0

Impact of dealership acquisitions and divestitures			$(1.1)	$(1.0)
Transaction adjusted EBITDA			$962.4	$981.0

Transaction adjusted net leverage ratio			2.75	2.85

	Three Months Ended March 31, 2025
	GAAP	Gain on dealership divestitures, net	Asset impairments	Insurance recovery	Professional fees associated with acquisition	Income tax effect	Non-GAAP adjusted
	(In millions, except per share data)
Selling, general and administrative (SG&A)	$456.4	$—	$—	$10.0	$(2.8)	$—	$463.5
Income from operations	$234.3	$—	$14.3	$(10.0)	$2.8	$—	$241.5
Net income	$132.1	$(4.1)	$14.3	$(10.0)	$2.8	$(0.8)	$134.3

Weighted average common share outstanding - diluted	19.7						19.7

Diluted EPS	$6.71	$(0.16)	$0.54	$(0.38)	$0.11	$—	$6.82

SG&A as a % of gross profit	63.0%						64.0%
Income from operations as a % of revenue	5.6%						5.8%

SG&A (Same Store)	$455.9	$—	$—	$10.0	$(2.8)	$—	$463.0
SG&A as a % of gross profit (Same Store)	62.9%						63.9%

	For the Three Months Ended March 31,
	2025	2024
	(In millions)
Adjusted cash flow from operations:
Cash provided by operating activities	$225.0	$177.1
Change in Floor Plan Notes Payable—Non-Trade, net	(25.1)	(67.4)
Change in Floor Plan Notes Payable—Non-Trade associated with floor plan offset, used vehicle borrowing base changes adjusted for acquisition and divestitures	(54.5)	124.0
Change in Floor Plan Notes Payable—Trade associated with floor plan offset, adjusted for acquisition and divestitures	42.0	(25.0)
Adjusted cash flow provided by operating activities	$187.4	$208.7